                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     MITCHELL ENERGY & DEVELOPMENT CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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
                      MITCHELL ENERGY & DEVELOPMENT CORP.

                                [MITCHELL LOGO]

                     2001 TIMBERLOCH PLACE -- P.O. BOX 4000
                        THE WOODLANDS, TEXAS 77387-4000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 24, 1998

TO THE STOCKHOLDERS:

     Notice is hereby given that the Annual Meeting of Stockholders of MITCHELL ENERGY & DEVELOPMENT CORP. (the "Company") will be held at the MND Learning Center, 2002 Timberloch Place, The Woodlands, Texas 77380, on Wednesday, June 24, 1998, at 10:00 A.M. Central Daylight Time, for the following purposes:

          1. To elect a Board of twelve (12) directors;

          2. To consider and act upon a proposal to appoint Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending January 31, 1999; and

          3. To transact such other business as may properly come before the meeting.

     Holders of both Class A Common Stock and Class B Common Stock are entitled to notice of the Annual Meeting; however, only holders of Class A Common Stock of record at the close of business on May 6, 1998, are entitled to vote at the Annual Meeting or any adjournment or adjournments thereof.

     Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

     CLASS A COMMON STOCKHOLDERS: PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO THE VOTING OF SUCH PROXY.

     A copy of the Annual Report to Stockholders for the fiscal year ended January 31, 1998, has preceded this Notice and Proxy Statement.

                                            By Order of the Board of Directors,


                                            /s/ THOMAS P. BATTLE
                                            ---------------------
                                            Thomas P. Battle
                                            Secretary

May 20, 1998

                      MITCHELL ENERGY & DEVELOPMENT CORP.
                    2001 TIMBERLOCH PLACE -- P. O. BOX 4000
                        THE WOODLANDS, TEXAS 77387-4000

                                PROXY STATEMENT

                    SOLICITATION AND REVOCABILITY OF PROXIES

     Proxies are being solicited by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on June 24, 1998, and at any adjournment or adjournments thereof. In addition to mailing proxy materials, such solicitations may be in person or by telephone by directors, officers or employees of the Company, who will receive no additional compensation therefor. Upon request, the Company will reimburse banks, nominees, and agents of the stockholders for reasonable costs incurred by them in sending proxy materials to beneficial owners of the Company's Class A Common Stock and its Class B Common Stock (collectively, "Common Stock"). The entire cost of soliciting proxies in the accompanying form will be borne by the Company.

     This Proxy Statement and the proxy cards are first being mailed to stockholders on or about May 20, 1998.

     A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING OF SUCH PROXY BY THE SUBSEQUENT EXECUTION AND SUBMISSION OF A REVISED PROXY, BY WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY, OR BY VOTING IN PERSON AT THE MEETING.

                               VOTING OF PROXIES

     It is the policy of this Company to provide stockholders complete privacy in voting. Proxy cards are returned in envelopes to our independent tabulating agent, who receives, inspects, and tabulates the proxies. Voted proxies are not seen by nor reported to the Company, except in aggregate number and in limited circumstances.

     The proxy card accompanying the Proxy Statement mailed to each stockholder of record of the Company's Class A Common Stock at the close of business on May 6, 1998, is designed to permit such stockholder to vote in the election of directors and on the proposals described in this statement. It provides space for a stockholder to withhold voting for any or all nominees for the Board of Directors, or to abstain from voting for any proposal if so desired.

     The proxy card specifies Bernard F. Clark, Vice Chairman of the Company, and Thomas P. Battle, General Counsel and Secretary of the Company, to vote all shares represented by proxies returned to the Company. A stockholder wishing to name as his proxy someone other than those designated on such proxy card may do so by crossing out the names of the two designated proxies and inserting the name of the person he wishes to act as his proxy. In that case, it will be necessary for the stockholder to sign the proxy and deliver it to the person named and for the person so named to be present and vote at the meeting. Proxy cards so changed should not be mailed to the Company.

     When a stockholder's proxy card specifies a choice with respect to a matter being voted upon, the shares will be voted accordingly. If no such specifications are made, the shares will be voted for the election of all nominees as directors, in favor of the appointment of Arthur Andersen LLP as the Company's independent public accountants, and in accordance with the discretion of the person voting it with respect to any other business properly before the meeting. The election of directors and the ratification of the appointment of Arthur Andersen LLP as independent public accountants will require the affirmative vote of a majority of the shares of Class A Common Stock voting in person or by proxy at the Annual Meeting, assuming a quorum is present. The Bylaws of the Company require, for a quorum, the presence at the Annual Meeting in person or by proxy of the holders of a majority of the shares of capital stock of the Company entitled to vote. Thus, abstentions and broker non-votes will not be included in vote totals and will have no effect on the outcome of any vote, although they will be counted in the determination of a quorum.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only holders of record of shares of Class A Common Stock of the Company at the close of business on May 6, 1998 are entitled to vote at the Annual Meeting or any adjournment or adjournments thereof, each share having one vote on each matter to be presented at the Annual Meeting. There were 22,321,142 shares of the Company's Class A Common Stock outstanding on the record date.

     To the knowledge of the Company, the only person owning beneficially more than five percent of the Company's outstanding Class A Common Stock, its only class of outstanding voting securities, as of March 13, 1998 is as set forth in the following table:

                                                              TOTAL AMOUNT
                                                               OF CLASS A
                                                              COMMON STOCK
                                                              BENEFICIALLY    PERCENT
NAME AND ADDRESS                                                 OWNED        OF CLASS
----------------                                              ------------    --------
George P. Mitchell..........................................   14,506,604*      65.0%
  2001 Timberloch Place
  The Woodlands, Texas

---------------

* See notes (a) and (b) to the table under "Security Ownership of Management."

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the number of shares of each class of the Company's Common Stock owned beneficially by each of its directors and nominees for director, by its executive officers named in the Summary Compensation Table and by all directors and executive officers as a group as of March 13, 1998:

                                     TOTAL AMOUNT                  TOTAL AMOUNT
                                      OF CLASS A                    OF CLASS B
                                     COMMON STOCK                  COMMON STOCK
                                     BENEFICIALLY    PERCENTAGE    BENEFICIALLY     PERCENT
NAME                                   OWNED(a)      OF CLASS A      OWNED(a)      OF CLASS B
----                                 ------------    ----------    ------------    ----------
Robert Baldwin.....................          500           *                --           *
Thomas P. Battle...................        8,640           *            25,333           *
Bernard F. Clark...................       28,571(c)        *            40,271(c)        *
William D. Eberle..................          599           *             1,599           *
Shaker A. Khayatt..................          266(d)        *               266(d)        *
Ben F. Love........................        2,500           *             2,500           *
Walter A. Lubanko..................        4,000           *             6,000           *
George P. Mitchell.................   14,506,604(b)     65.0%       13,747,590(b)     51.4%
J. Todd Mitchell...................       16,739           *            16,739           *
M. Kent Mitchell...................       24,348           *            24,348           *
Constantine S. Nicandros...........        3,506           *                --           *
Philip S. Smith....................           --           *            37,333           *
W. D. Stevens......................       63,250           *           132,083           *
Allen J. Tarbutton, Jr. ...........       13,500           *            46,332           *
Raymond L. Watson..................        2,500           *             2,500           *
J. McDonald Williams...............           --           *             2,500           *
All directors and executive
  officers as a group (16
  persons).........................   14,675,523(b-e)    65.7%      14,085,394(b-e)    52.6%

---------------

 *   Less than 1%.

---------------

(a) Unless otherwise indicated, beneficial owners have sole rather than shared voting and investment power respecting their shares, other than shared rights created under joint tenancy or marital property laws as between the Company's directors and officers and their respective spouses, if any.

(b) Includes shares held by George P. Mitchell's wife (511,253 Class A and 511,253 Class B), as to which Mr. Mitchell disclaims beneficial ownership.

(c)  Includes shares held by Mr. Clark's wife (11,172 Class A and 15,872 Class
     B), as to which Mr. Clark disclaims beneficial ownership.

(d) Includes shares held by Mr. Khayatt's wife (266 Class A and 266 Class B), as to which Mr. Khayatt disclaims beneficial ownership.

(e) Includes shares which certain officers have a right to acquire within 60 days following March 13, 1998 by exercising stock options. The following shares underlying such unexercised options were added to the holdings of each of the following executive officers: Mr. Battle -- 5,000 Class A and 25,333 Class B; Mr. Mitchell -- 106,667 Class B; Mr. Stevens -- 57,508 Class A and 123,995 Class B; Mr. Smith -- 37,333 Class B; Mr.
     Tarbutton -- 13,500 Class A and 44,832 Class B. No director or nominee for director (other than Mr. Stevens and Mr. Mitchell) has the right to acquire any shares within such 60 day period.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Twelve directors are to be elected and qualified, for a term commencing on the date of this Annual Meeting and continuing until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified. Each nominee listed below currently serves as a member of the Company's Board of Directors and was elected at the Annual Meeting held on June 25, 1997. In the event that any nominee for director should become unavailable to serve, it is intended that votes will be cast, pursuant to the proxy card, for such substitute nominee as may be nominated by the Board of Directors. The Company has no present knowledge that any of the nominees will be unable to serve.

     The nominees for directors are as follows:

                                             PRINCIPAL OCCUPATION AND                DIRECTOR
NAME                        AGE     BUSINESS EXPERIENCE DURING PAST FIVE YEARS        SINCE
----                        ---     ------------------------------------------       --------
Robert W. Baldwin.........  77    Consultant (Energy/Management); President of         1983
                                  Gulf Refining and Marketing Company, a division
                                  of Gulf Oil Corp. (1975-1981)
Bernard F. Clark..........  76    Vice Chairman of the Board of the Company            1962
William D. Eberle.........  74    Chairman of the Board of Manchester Associates,      1976
                                  venture capital consulting (since 1977); Of
                                  Counsel on trade issues to Kaye, Scholar,
                                  Fierman, Hays and Handler, attorneys-at-law
                                  (since 1993)
Shaker A. Khayatt.........  62    President and Chief Executive Officer of             1972
                                  Khayatt and Company, Inc., investment banking
                                  (since 1979)
Ben F. Love...............  73    Advisory Director of Chase Bank of Texas,            1990
                                  National Association (successor to Texas
                                  Commerce Bank N.A.), since 1995; Chairman and
                                  Chief Executive Officer of Texas Commerce
                                  Bancshares, Inc. (1972-1989)
Walter A. Lubanko.........  72    Chairman and President of W. A. Lubanko & Co.,       1972
                                  Inc., investment banking (since 1977)
George P. Mitchell........  78    Chairman of the Board and Chief Executive            1947
                                  Officer of the Company

                                             PRINCIPAL OCCUPATION AND                DIRECTOR
NAME                        AGE     BUSINESS EXPERIENCE DURING PAST FIVE YEARS        SINCE
----                        ---     ------------------------------------------       --------
J. Todd Mitchell..........  39    President of The Discovery Bay Company, a            1993
                                  seismic data analysis software company (since
                                  1992); President of and geologist for Dolomite
                                  Resources, Inc., a mineral exploration and
                                  investments company (since 1987)
M. Kent Mitchell..........  45    President and Chief Executive Officer of Bald        1988
                                  Head Island Management, Inc., real estate
                                  development and sales (since 1983)
Constantine S.              64    Chairman of CSN and Company, an investment and       1996
  Nicandros...............        consulting firm (since 1996); Chairman,
                                  President and Chief Executive Officer of Conoco
                                  Inc. (1987-1996); Vice Chairman of E.I. du Pont
                                  de Nemours and Company (1991-1996)
W. D. Stevens.............  63    President and Chief Operating Officer of the         1992
                                  Company (since 1994); President of Exxon
                                  Company, U.S.A. (1988-1992)
Raymond L. Watson.........  71    Chairman of the Executive Committee of the           1983
                                  Board of Directors of The Walt Disney Company,
                                  entertainment company (since 1984); Vice
                                  Chairman of The Irvine Co., real estate
                                  development (since 1986)

     There are no family relationships by blood, marriage or adoption between any nominee for director or any of the executive officers of the Company, except that J. Todd Mitchell and M. Kent Mitchell are sons of George P. Mitchell.

     The nominees for directors hold the following directorships in other public corporations: William D. Eberle -- America Service Group, Ampco-Pittsburgh Corp., Barry's Jewelers, Inc., FAC Realty Trust, Showscan Entertainment, Inc., and Sirrom Capital Corporation; Ben F. Love -- El Paso Energy Company; Constantine S. Nicandros -- Cooper Industries, Inc.; and Raymond L.
Watson -- The Walt Disney Company and Irvine Apartment Communities (IAC).

     George P. Mitchell could be deemed to be a control person with respect to the Company by virtue of his ownership of Common Stock of the Company.

     During the Company's fiscal year ended January 31, 1998 (hereinafter "fiscal 1998"), Puro-Tech International, a company of which Shaker A. Khayatt is Chairman of the Board of Directors, and Barry's Jewelers, Inc., a company of which William D. Eberle is Chairman of the Board of Directors, each filed a petition under federal bankruptcy laws.

     The Company's Board of Directors has an Audit Committee which consisted during all of fiscal 1998 of Ben F. Love, Walter A. Lubanko, Constantine S. Nicandros and J. McDonald Williams. (Mr. Williams has elected not to stand for re-election at this year's Annual Meeting.) During fiscal 1998, the Audit Committee met two times. The functions performed by the Audit Committee include reviewing the nature of the services rendered by the Company's independent public accountants, relating to both auditing and nonauditing services. The Committee also reviews, with representatives of the independent public accountants, the scope of the independent public accountants' audit of the Company's financial statements, results of those audits, and any significant weaknesses in internal accounting controls identified by the independent public accountants in the course of their audit. The Committee each year recommends to the Board of Directors the appointment of a firm of independent public accountants for the coming year, and reviews the various other presentations and reports to the Board of Directors relating to accounting matters and financial statements.

     The Company's Board of Directors has a Compensation Committee which consisted during all of fiscal 1998 of Robert W. Baldwin, William D. Eberle, Shaker A. Khayatt, M. Kent Mitchell and Raymond L. Watson. During fiscal 1998, the Compensation Committee met five times. As stated in its Report on Executive Compensation beginning at page 10 of this Proxy Statement, the Compensation Committee establishes policies with respect to compensation for executives, determines pay levels for senior executives including all named executive officers, reviews compensation levels for all other members of Company senior management, and sets and monitors overall compensation and benefits programs and policies for the Company's entire work force.

     The Company's Board of Directors has an Executive Committee which consists of Ben F. Love, William D. Eberle, M. Kent Mitchell, J. Todd Mitchell and W. D. Stevens. The Executive Committee met one time during fiscal 1998. The function of the Executive Committee is to (i) select and nominate successor(s) to George
P. Mitchell in the event he were disabled or otherwise unable to function as Chairman of the Board and Chief Executive Officer of the Company, (ii) nominate individuals to serve as directors of the Company, and (iii) perform such other functions as are delegated to it by the Board. The Committee will consider stockholder recommendations for director sent to the Executive Committee, c/o Thomas P. Battle, Secretary, Mitchell Energy & Development Corp., P.O. Box 4000, The Woodlands, Texas 77387-4000.

     The Company's Board of Directors met seven times during fiscal 1998 and held two special telephonic meetings. Each director attended more than 75 percent of the aggregate number of meetings of directors and committees on which he served.

     Currently, each director who is not an employee of the Company receives $47,500 a year for serving as a director and for serving as a member of one or more committees. Each director who is an employee of the Company receives $100 for each directors' meeting which he attends. All directors are reimbursed for any travel, lodging and other expenses incurred in connection with attending any meetings of directors or a committee. Additionally, the Company offers to pay the premium on a $100,000 term life insurance policy for any of its non-employee directors who choose to maintain such coverage. Currently the Company provides such insurance for four of its non-employee directors at an annual premium of $192 per policy.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain compensation information for the Chief Executive Officer and the four other most highly compensated executive officers of the Company for services rendered in all capacities during the fiscal years ended January 31, 1998, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM COMPENSATION
                                                                     -------------------------------------
                                                  ANNUAL              SECURITIES
                                             COMPENSATION(A)          UNDERLYING      NUMBER OF              ALL OTHER
                                        --------------------------   STOCK OPTION    BONUS UNITS    LTIP      COMPEN-
                                        FISCAL   SALARY     BONUS      AWARDS(B)     GRANTED(C)    PAYOUTS     SATION
       NAME/PRINCIPAL POSITION           YEAR      ($)       ($)          (#)            (#)         ($)        ($)
       -----------------------          ------   -------   -------   -------------   -----------   -------   ----------
George P. Mitchell                       1998    841,667   320,000      168,000        52,000        --      238,920(d)
  Chairman and CEO                       1997    744,167   320,000       60,000            --        --      231,845(e)
                                         1996    680,004   200,000       60,000            --        --      237,365(f)
W. D. Stevens                            1998    541,679   320,000      126,000        39,000        --       33,101(g)
  President and Chief Operating Officer  1997    445,845   320,000       45,000            --        --       27,251(h)
                                         1996    400,008   200,000       32,000            --        --       24,600(j)
Philip S. Smith                          1998    357,089   150,000       58,800        24,300        --       21,425(k)
  Senior Vice President                  1997    347,556   150,000       21,000            --        --       20,853(k)
                                         1996    347,556    89,400       21,000            --        --       20,853(k)
Allen J. Tarbutton, Jr.                  1998    300,491   127,500       48,300        16,300        --       18,029(k)
  Senior Vice President                  1997    286,008   127,500       19,000            --        --       17,160(k)
                                         1996    286,008    83,400       16,500            --        --       17,160(k)
Thomas P. Battle                         1998    257,500    68,500       27,300        13,100        --       15,450(k)
  Senior Vice President                  1997    252,000    68,500       12,000            --        --       15,120(k)
                                         1996    252,000    39,000       12,000            --        --       15,120(k)

---------------

(a) In accordance with Securities and Exchange Commission ("SEC") regulations, no amounts have been reported for perquisites and other personal benefits since the aggregate value of such items provided to each named officer was less than the lesser of 10% of his annual compensation or $50,000.

(b) These options were granted under the Company's 1995 Stock Option Plan at an exercise price equal to the fair market value of the Company's Class B stock on the date of grant. Such options are exercisable within ten years from the date of grant and vest over a three-year period. Also, over one-half of the 1998 grants would normally have been made early in fiscal 1999.

(c) These bonus units, which are the economic equivalent of stock appreciation rights (SARs), were granted under the Company's 1997 Bonus Unit Plan at a floor price equal to the fair market of the Company's Class B stock on the date of grant. Such units are redeemable within ten years from the date of grant and vest over a three-year period.

(d) For Mr. Mitchell, this consists of amounts contributed toward his personal life insurance program ($210,000), rentals paid to him for business-related use of properties that he owns ($28,320) (see "Certain Transactions") and directors' meeting attendance fees ($600).

(e) For Mr. Mitchell, this consists of amounts contributed toward his personal life insurance program ($210,000), rentals paid to him for business-related use of properties that he owns ($21,345) (see "Certain Transactions") and directors' meeting attendance fees ($500).

(f) For Mr. Mitchell, this consists of amounts contributed toward his personal life insurance program ($210,000), rentals paid to him for business-related use of properties that he owns ($26,765) (see "Certain Transactions") and directors' meeting attendance fees ($600).

(g) For Mr. Stevens, this consists of Thrift and Savings Plan contributions ($32,501) and directors' meeting attendance fees ($600).

(h) For Mr. Stevens, this consists of Thrift and Savings Plan contributions ($26,751) and directors' meeting attendance fees ($500).

(i)  Not used.

(j) For Mr. Stevens, this consists of Thrift and Savings Plan contributions ($24,000) and directors' meeting attendance fees ($600).

(k) For indicated amounts, this consists exclusively of Thrift and Savings Plan contributions.

STOCK OPTIONS

     The following table shows the stock options granted to the named executive officers during fiscal 1998 and the potential realizable value of those grants (on a pre-tax basis) determined in accordance with SEC rules. The information in this table shows how much the named executive officers may eventually realize in future dollars under two hypothetical situations: if the stock gains 5% or 10% in value per year compounded over the ten-year life of the options. These are assumed rates of appreciation and are not intended to forecast future appreciation of the Company's Class B Common Stock. Also included in this table is the increase in value to all common shareholders using the same assumed rates of appreciation.

                       STOCK OPTION GRANTS IN FISCAL 1998

                                                INDIVIDUAL GRANTS
                                            -------------------------                 POTENTIAL REALIZABLE VALUE
                               NUMBER OF      PERCENT OF                                  AT ASSUMED RATES OF
                               SECURITIES   TOTAL OPTIONS    EXERCISE                  STOCK PRICE APPRECIATION
                               UNDERLYING     GRANTED TO      PRICE                       FOR OPTION TERM(c)          GRANT
                                OPTIONS      EMPLOYEES IN      PER      EXPIRATION   -----------------------------     DATE
NAME                           GRANTED(a)   FISCAL YEAR(b)    SHARE        DATE           5%             10%         VALUE(d)
----                           ----------   --------------   --------   ----------   ------------   --------------   --------
George P. Mitchell...........    80,000          8.43%        $21.75      2/21/07    $  1,094,280   $    2,773,112   $604,000
                                 88,000(e)       9.27          26.125    12/17/07       1,445,831        3,664,012    805,200
W. D. Stevens................    60,000          6.32          21.75      2/21/07         820,710        2,079,834    453,000
                                 66,000(e)       6.95          26.125    12/17/07       1,084,373        2,748,009    603,900
Philip S. Smith..............    28,000          2.95          21.75      2/21/07         382,998          970,589    211,400
                                 30,800(e)       3.24          26.125    12/17/07         506,041        1,282,404    281,820
Allen J. Tarbutton, Jr.......    23,000          2.42          21.75      2/21/07         314,606          797,270    173,650
                                 25,300(e)       2.66          26.125    12/17/07         415,676        1,053,403    231,495
Thomas P. Battle.............    13,000          1.37          21.75      2/21/07         177,821          450,631     98,150
                                 14,300(e)       1.51          26.125    12/17/07         234,948          595,402    130,845
Increase in value to all common stockholders(f)...................................    763,293,000    1,934,330,000

---------------

(a)  The securities underlying the options are shares of Class B common stock.

(b) Based on the total number of options granted to employees under the 1995 Stock Option Plan.

(c) Calculated over a ten-year period, which is equal to the maximum term of the options.

(d) Calculated using the Black-Scholes option pricing model, based on the Company's current dividend policy, volatility based on stock price data over the five years preceding the option grants and a risk-free interest rate, which equaled, at the time of the grants, the yield on U. S. Treasury Strips with a time to maturity that approximates the seven-year estimated average life of the options. This resulted in Black-Scholes option values of $7.55 and $9.15 per share, respectively, for the February 21, 1997 and December 17, 1997 grants. The Company does not believe that the values estimated by this model, or any other model, necessarily will be indicative of the values to be realized by an executive.

(e) This award normally would have been made early in fiscal 1999. (See discussion of long-term incentives on page 12 for additional information.)

(f) Calculated using the $23.9375 simple average of the per share closing prices of the Class B Common Stock on February 21, 1997 and December 17, 1997 (the dates of all the fiscal 1998 option grants) and the total weighted average number of common shares outstanding during fiscal 1998.

BONUS UNITS

     The Company's bonus units are the economic equivalent of SARs. The following table shows the bonus units granted to the named executive officers during fiscal 1998 and the potential realizable value of those grants (on a pre-tax basis) determined in accordance with SEC rules. The information in this table shows how much the named executive officers may eventually realize in future dollars under two hypothetical situations: if the stock gains 5% or 10% in value per year compounded over the ten-year life of the units. These are assumed rates of appreciation and are not intended to forecast future appreciation of the Company's Class B

Common Stock. Also included in this table is the increase in value to all common shareholders using the same assumed rates of appreciation.

                        BONUS UNIT GRANTS IN FISCAL 1998

                                                                                           POTENTIAL REALIZABLE
                                                    INDIVIDUAL GRANTS                            VALUE AT
                                               ---------------------------                   ASSUMED RATES OF
                                                  PERCENT OF                                   STOCK PRICE
                                               TOTAL BONUS UNITS    FLOOR                 APPRECIATION FOR BONUS
                                  NUMBER OF       GRANTED TO        PRICE                     UNITS TERM(c)         GRANT
                                 BONUS UNITS     EMPLOYEES IN        PER     EXPIRATION   ----------------------     DATE
NAME                             GRANTED(a)     FISCAL YEAR(b)      SHARE       DATE         5%          10%       VALUE(d)
----                             -----------   -----------------   -------   ----------   --------    ----------   --------
George P. Mitchell.............    52,000            22.81         $26.125    12/17/07    $854,355    $2,165,098   $475,800
W. D. Stevens..................    39,000            17.11          26.125    12/17/07     640,766     1,623,824    356,850
Philip S. Smith................    24,300            10.66          26.125    12/17/07     399,247     1,011,167    222,345
Allen J. Tarbutton, Jr.........    16,300             7.15          26.125    12/17/07     267,807       678,675    149,145
Thomas P. Battle...............    13,100             5.75          26.125    12/17/07     215,232       545,438    119,865

---------------

(a) The bonus unit values are based on prices for the Company's Class B common stock.

(b) Based on the total number of bonus units granted to employees under the 1997 Bonus Unit Plan.

(c) Calculated over a ten-year period, which is equal to the maximum term of the bonus units.

(d) Calculated using the Black-Scholes pricing model. (See note (d) on page 7 for additional information.)

     Shown below is information with respect to stock options and bonus units exercised during fiscal 1998 by the named executive officers and their holdings of unexercised grants at January 31, 1998.

                STOCK OPTION/BONUS UNIT EXERCISES IN FISCAL 1998
                  AND FISCAL YEAR-END OPTION/BONUS UNIT VALUES

                                                                NUMBER OF SECURITIES/UNITS       VALUE OF UNEXERCISED,
                                                                        UNDERLYING                   IN-THE-MONEY
                                   SHARES                           UNEXERCISED GRANTS            OPTIONS/BONUS UNITS
                               ACQUIRED/BONUS                     AT JANUARY 31, 1998(#)        AT JANUARY 31, 1998($)
                              UNITS SURRENDERED      VALUE      ---------------------------   ---------------------------
NAME                           ON EXERCISE(#)     REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          -----------------   -----------   -----------   -------------   -----------   -------------
STOCK OPTIONS
George P. Mitchell..........           --                --        60,000        280,000         550,000      1,085,000
W. D. Stevens...............        9,830            86,930       146,503        205,667       1,033,639        773,128
Philip S. Smith.............           --                --        21,000         79,800         193,375        363,825
Allen J. Tarbutton, Jr......           --                --        44,333         67,467         370,267        315,745
Thomas P. Battle............           --                --        22,000         39,300         206,125        189,263

BONUS UNITS
George P. Mitchell..........           --                --            --         52,000              --         45,500
W. D. Stevens...............           --                --            --         39,000              --         34,125
Phillip S. Smith............       38,000           308,813            --         24,300              --         21,263
Allen J. Tarbutton, Jr......       40,000           419,063            --         16,300              --         14,263
Thomas P. Battle............        1,500            12,563            --         13,100              --         11,463

RETIREMENT PLAN

     Eligibility for participation in the Company's qualified Retirement Plan is extended to all employees (except those employees paid solely on a commission basis) including executive officers, on an equal basis, on each February 1 and August 1 immediately following the completion of one year of participation service.

Pension benefits are determined by final average annual compensation where annual compensation is the sum of amounts shown in the columns labeled "Salary" and "Bonus" in the Summary Compensation Table.

                               PENSION PLAN TABLE

 AVERAGE ANNUAL
COMPENSATION FOR
 36 CONSECUTIVE                                ANNUAL RETIREMENT INCOME AT AGE 65 EXPRESSED AS A STRAIGHT LIFE ANNUITY
 MONTHS IN LAST                               --------------------------------------------------------------------------
   120 MONTHS                                                              YEARS OF SERVICE
   PRECEDING                                  --------------------------------------------------------------------------
   RETIREMENT                                    10         15         20         25         30         35         40
----------------                              --------   --------   --------   --------   --------   --------   --------
$250,000....................................  $ 53,760   $ 80,641   $107,521   $107,521   $119,521   $139,442   $154,109
 300,000....................................    64,961     97,441    129,922    129,922    144,322    168,376    185,976
 400,000....................................    87,372    131,042    174,723    174,723    193,924    226,244    249,712
 450,000....................................    98,562    147,843    197,124    197,124    218,724    255,178    281,579
 500,000....................................   109,762    164,643    219,524    219,524    243,525    284,113    313,447
 600,000....................................   132,163    198,244    264,326    264,326    293,127    341,981    377,182
 700,000....................................   154,564    231,845    309,127    309,127    342,728    399,850    440,918
 800,000....................................   176,964    265,446    353,929    353,929    392,330    457,718    504,653
 900,000....................................   199,496    299,245    398,993    398,993    442,194    515,893    568,695

     Eligible employees will receive a retirement benefit equal to the greater of the amounts computed under the following two benefit Formulas A and B upon retirement. The monthly benefit payable under Formula A is equal to 1.65% times average monthly compensation (defined as the average of the compensation received in the 36 highest-paid consecutive calendar months in the last 10 years of employment) plus 0.45% times average monthly compensation in excess of 150% of covered compensation (defined as the average of Social Security Wage Bases over the 35 years prior to the Social Security Retirement Age), such sum then being multiplied by the lesser of years of credited service or twenty years. The monthly benefit payable under Formula B is equal to 1.1% times average monthly compensation plus 0.45% times average monthly compensation in excess of 100% of covered compensation, such sum then being multiplied by years of credited service (up to 35 years of service). Under both formulas, accrued benefits are 100% vested after five years of credited service.

     The Employee Retirement Income Security Act of 1974 ("ERISA"), as amended by the Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA") and the Tax Reform Act of 1986, currently limits (i) the maximum benefits payable or accruing under the Company's Retirement Plan and Thrift and Savings Plans on a combined annual basis, (ii) the total benefit payable under the Retirement Plan annually (currently $125,000), and (iii) the amount of compensation which can be included for benefit calculation purposes (currently $160,000). The Company has adopted supplemental arrangements on a non-qualified basis to provide that all employees be credited with the full benefit accruing to such individuals under the Retirement Plan notwithstanding such combined annual limitation, and to maintain for certain employees who may be affected by the annual benefit limit (for fiscal 1998, each of the named executive officers) total benefits upon retirement at approximately the levels shown in the table set forth above.

     Based on certain assumptions (which includes Board of Directors' approval), illustrated above are the approximate annual benefits to which employees would become entitled upon retirement at age 65 under the Retirement Plan and the supplemental, non-qualified plans. The benefits set forth in the table reflect the greater of the Plan's two formulas, are computed on a straight life annuity basis, and would not be further reduced by Social Security income. For the individuals named in the Summary Compensation Table of this Proxy Statement, the credited years of service under the Retirement Plan, as of January 31, 1998, are as follows: George P. Mitchell, 51 years; Thomas P. Battle, 15 years; Philip S. Smith, 18 years; W. D. Stevens, 4 years; and Allen J. Tarbutton, Jr., 24 years.

     Prior federal law required that any active employee start receiving his/her pension no later than the April 1 following the calendar year in which the age 70 1/2 is reached. Any such employee who continued to work after age 70 1/2 was required to commence benefit payments and continued to receive credit for any additional service rendered after age 70 1/2. George P. Mitchell turned 70 1/2 at the time this law was required, so for fiscal 1998, George P. Mitchell received pension payments from the Retirement Plan totaling $163,221 and payments from the supplemental non-qualified retirement plan of $421,233.

SUPPLEMENTARY LIFE INSURANCE AND OTHER AGREEMENTS

     The Company has agreements with Philip S. Smith and Allen J. Tarbutton, Jr., whereby the Company will pay to such officer or his estate an amount, up to a maximum of $250,000, upon the death of such officer or his retirement at or after age 65, provided he is still employed with the Company at his death or at age 65, whichever occurs first. The Company has purchased a life insurance policy on Mr. Smith's life to insure against such risk. There was no cost to the Company for this policy for fiscal 1998 as a result of the prior conversion of such policy to universal life coverage.

SUPPLEMENTAL SURVIVING SPOUSE BENEFIT

     The Company also has an agreement with George P. Mitchell, whereby the Company will pay to Mr. Mitchell's surviving spouse, if any, a supplemental surviving spouse benefit in the event that Mr. Mitchell dies while still employed by the Company, or following termination of employment resulting from total and permanent disability. Such supplemental surviving spouse benefit shall be in an annual amount equal to the greater of (i) Mr. Mitchell's annual base salary from the Company in effect at the time of his death or as of the date he becomes totally and permanently disabled, or (ii) $625,000, and shall be payable until the earlier to occur of (i) 36 monthly installments or (ii) the death of such surviving spouse.

SEVERANCE COMPENSATION

     The Company has severance compensation agreements with Philip S. Smith and Allen J. Tarbutton, Jr. The terms of the severance agreements are invoked only in the event of a change of control (i.e., George P. Mitchell no longer holds majority voting control of the Company). Generally, if the executive is no longer employed in a substantially equivalent position and being paid a salary at least equivalent to the salary being paid immediately prior to the change of control ("Loss of Position"), the executive will receive an amount monthly ($11,250 for Mr. Smith; $9,600 for Mr. Tarbutton) for 60 months following the Loss of Position. No payments for Loss of Position due to a change of control shall be owed or paid to an executive after he reaches the age of 66, or if he voluntarily severs employment with the Company for any reason other than Loss of Position or if the Company discharges such executive for cause.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Exchange Act") that might incorporate future filings, including this Proxy Statement, in whole or in part, this Compensation Committee Report on Executive Compensation and the Cumulative Shareholder Return Graph on page 14 shall not be incorporated by reference into any such filings.

ROLE OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for administering compensation programs for the Company's executives. Responsibilities of the Committee include:

     - Establishing policies with respect to compensation for executives;

     - Determining pay levels for senior executives including all named executive officers;

     - Reviewing compensation levels for all other members of Company senior management; and

     - Setting and monitoring overall compensation and benefits programs and policies for the Company's entire workforce.

The Committee is comprised of five non-employee directors.

COMPENSATION PHILOSOPHY

     The Company's overall compensation philosophy is to provide executives with compensation opportunities which reflect:

     - Overall Company performance relative to historical performance, Company goals and objectives, and industry and national economic conditions;

     - Individual efforts and contributions which have added value to the success of the Company;

     - Competitive market pay levels and practices; and

     - Internal equity issues.

     While the Committee considers pay levels and program practices of other companies of similar size and operating characteristics, pay levels for the Company's executives are necessarily a function of individual and Company performance, including expected future financial and operating conditions.

     The companies included in the industry groups in the Cumulative Shareholder Return Graph on page 14 are not exclusively the same companies with which the Company compares compensation practices and levels. By nature of the Company's diversified business operations, it must consider such practices in the Exploration and Production, as well as Gas Gathering, Processing and Pipeline industries, in evaluating competitive salaries for individual executives. In choosing the companies with which to compare compensation levels and practices, the Company considers those companies with whom it competes for executive talent in each line of business.

     Over the past few years, the Company has shifted its compensation philosophy to target executive total compensation levels closer to the 50th percentile of the competitive market. This change in philosophy has resulted in an emphasis away from fixed base salaries (which were shown to be near the 75th percentile of the market a few years ago) and toward variable "at risk" compensation. In addition, more emphasis has also been placed on the longer term component of variable compensation for executives (i.e., equity-based compensation).

     In determining overall compensation, the Committee does not assign quantitative weight to different factors or follow mathematical formulae. Rather, the Committee exercises its discretion and makes a judgment after considering the factors it deems relevant. A discussion of each of the key elements of the Company's executive compensation program and the factors considered in setting each element follows. In determining any one element, the Committee necessarily considers the effect the element has on the total compensation package.

     Effective for tax years beginning on or after January 1, 1994, Section 162(m) of the Internal Revenue Code (the "Code") limits the deductibility of certain compensation paid to the CEO and to each of the four highest paid executive officers who are employed at year end to $1 million per year. However, the policy of this Committee is to establish and maintain a compensation program which maximizes the creation of long-term shareholder value. In this regard, the Committee is obligated to the Board and to the shareholders of the Company to recognize and reward performance which increases the value of the Company. Accordingly, the Committee will continue to exercise discretion in those instances where a purely mechanical approach necessary under tax law considerations would compromise the interests of shareholders.

BASE SALARIES

     Base salaries for executive officer positions are determined, in part, by competitive pay practices. Each year, the Company obtains information through participation in industry specific executive compensation surveys conducted by independent consultants. The Committee analyzes the survey information and makes adjustments to reflect the Committee's assessment of individual performance, experience and scope of responsibility. In fiscal 1998, an analysis of competitive data found in such surveys indicated that, while the mix between cash and stock-based compensation still differs from competitive norms, base salaries and targeted bonus levels are much more in line with those found among comparable companies. After two years of minimal executive base salary movement, the Committee approved salary increases in fiscal 1998 for nearly all executives, including all of the named executives.

ANNUAL INCENTIVE BONUSES

     Executives are eligible to receive annual cash bonuses based on the overall performance of the Company, as well as individual contributions and performance. Bonuses are designed to reward performance, and as such, are not guaranteed.

     Awards are determined based on the Committee's discretionary assessment of performance. Some of the factors the Committee considers in its assessment include:

     - Revenues;

     - Divisional operating earnings;

     - Net earnings;

     - Reserve replacement; and

     - Expense reduction.

     Bonuses are not based on specific achievement of predetermined criteria; rather the Committee considers all of the above factors, as well as the current and expected operating climate, when deciding on specific awards. This discretion allows the Committee to utilize its judgment in granting awards which, it believes, truly reflect individual effort expended and the results produced by those efforts. For fiscal 1998, each of the above factors were heavily considered. However, many external market conditions, including significant industry employment (and turnover) activities, led to the awarding of actual bonuses for fiscal 1998 performance which were fairly consistent with those awarded in fiscal 1997.

     In addition to granting bonuses to executives, fiscal 1998 bonus awards were extended to a larger number of employees below the executive level than had previously been done. These awards were not broad-based but, rather, discretionary and based on individual contributions.

LONG-TERM INCENTIVES

     Long-term incentives are provided pursuant to the Company's Stock Option and Bonus Unit Plans. Both types of plans provide a direct link between shareholder return (through stock price appreciation) and long-term incentive compensation for executives. Based on information provided by industry surveys and independent consulting firms regarding long-term incentive compensation practices, the Committee has decided that annual long-term incentives should be awarded to executives, including the CEO, based upon multiples of their salaries similar to those used by comparable companies. Awards are granted on an annual basis and at the sole discretion of the Committee. The criteria for determining individual awards include individual performance, scope of responsibility and organizational level.

Stock Options

     Stock options awarded to named executive officers during fiscal 1998 are set forth on page 7 of this Proxy Statement in the table entitled "Stock Option Grants in Fiscal 1998". For the third consecutive year, stock option awards were granted under the Company's 1995 Stock Option Plan to senior executives in an effort to bring the Company in line with competitive practices and to promote mutual commitment to the achievement of longer term performance goals. The stock option grants expiring on December 17, 2007 normally would have been granted in early fiscal 1999. However, due to competitive market pressures, the Committee decided to accelerate these grants by two months to December 1997.

Bonus Units

     Bonus units awarded to named executive officers during fiscal 1998 are shown on page 8 of this Proxy Statement in the table entitled "Bonus Unit Grants in Fiscal 1998". These bonus units were granted under the Company's 1997 Bonus Unit Plan, the terms of which are essentially identical to the 1995 Stock Option Plan, except that bonus units can only be redeemed for cash (similar to an SAR). In addition, the 1997 Bonus Unit Plan provides that any bonus units granted under the Plan automatically reduce the number of shares available for grant under the 1995 Stock Option Plan. These bonus units were granted in addition to stock options in order to further strengthen the longer term incentive component of compensation for senior executives and to provide a more comparable mix of total compensation relative to the market.

CEO COMPENSATION

     The Committee is also responsible for establishing pay levels for the CEO. The compensation of the CEO reflects the same elements, and the Committee considers the same factors described for the other executives in determining the CEO's total compensation (i.e., base salary plus bonuses plus long-term incentives). A recent evaluation of Mr. Mitchell's total compensation against competitive data revealed that it approximated the 50th percentile of the total cash compensation of the CEOs of comparable companies. Mr. Mitchell's bonus award for fiscal 1998 was determined in much the same manner as the other named executives. Mr. Mitchell received a 13.3% increase in base salary during fiscal 1998. In addition, Mr. Mitchell was granted stock options for the third consecutive year, in addition to bonus units, in a continuing effort to bring his long-term compensation more in line with CEOs of comparable companies.

     As the founder and majority owner of the Company, Mr. Mitchell has a significant portion of his wealth invested in the Company's stock. His significant stock ownership provides a strong incentive for Company management to maximize shareholder value.

     The Company contributes $210,000 per year toward Mr. Mitchell's personal life insurance program. Mr. Mitchell is currently receiving distributions from the Company's pension plan (as required by IRS regulations and based on previous contributions made on his behalf). No additional contributions are being made on Mr. Mitchell's behalf to the Company's Thrift and Savings Plan.

Mr. Robert W. Baldwin
Mr. William D. Eberle
Mr. Shaker A. Khayatt
Mr. M. Kent Mitchell
Mr. Raymond L. Watson

                      CUMULATIVE SHAREHOLDER RETURN GRAPH

     The following graph sets forth cumulative total shareholder return for the Company's voting Common Stock, the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the Dow Jones Oil -- Secondary Index for the years indicated as prescribed by SEC rules. The information contained in this graph is not necessarily indicative of future Company performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
          AMONG MITCHELL ENERGY & DEVELOPMENT CORP., THE S&P 500 INDEX
                    AND THE DOW JONES OIL -- SECONDARY INDEX

                                                                      DOW JONES
               MEASUREMENT PERIOD                                       OIL --
             (FISCAL YEAR COVERED)                  S&P 500          SECONDARY            MEDC
1/93                                                   100               100               100
1/94                                                   113               112               129
1/95                                                   113               100               102
1/96                                                   153               118               118
1/97                                                   194               147               154
1/98                                                   246               147               205

---------------

* Total return for each of the last five fiscal years ending January 31. Assumes $100 was invested on January 31, 1993 in the Company's voting Common Stock or in the indicated index and that dividends were reinvested as received.

                              CERTAIN TRANSACTIONS

     When the Company became a publicly owned corporation in 1972, it adopted a policy that it would not permit its officers and directors to compete with the Company in any manner and that it would not, on terms less favorable to the Company than could have been arranged with an unaffiliated third party, enter into any of the following transactions: (i) make loans to officers, directors or stockholders and (ii) sell to or purchase from its officers or directors any properties or interests therein. Management of the Company believes that all of the transactions summarized below are in keeping with this established policy.

     Prior to the time the Company became a publicly held corporation, George P. Mitchell acquired interests in several oil and gas properties in which the Company also owns interests and for which the Company is operator. The Company distributes to Mr. Mitchell his share of the revenues and charges him for his share of the costs and expenses associated with these oil and gas operations.

     G. Scott Mitchell, an adult son of George P. Mitchell, through LifeForms, Inc. ("LifeForms"), a company of which he is Secretary/Treasurer and in which he and his brother M. Kent Mitchell have a 44% ownership interest and a 5% ownership interest, respectively, during the first six months of fiscal 1998 purchased 82 developed lots for residential development in The Woodlands from a subsidiary of the Company, at a total purchase price of $2,776,303. The price contracted for and paid and the terms of payment for each lot were comparable to those paid to the subsidiary by unrelated parties for similar lots in the same areas. Also during the first six months of fiscal 1998, LifeForms paid $100,906 toward The Woodlands' participative builders' advertising program. Such advertising and financing arrangements with LifeForms were similar to arrangements with other builders in The Woodlands. On July 31, 1997, the Company sold The Woodlands Corporation, its real estate subsidiary.

     Both GPM, Inc., a corporation wholly-owned by Mr. Mitchell, and Mrs. Mitchell lease space from a subsidiary of the Company. The total rent charged during fiscal 1998 was $77,250. In addition, the Company provides, at cost, various administrative services to GPM, Inc., including temporary personnel, telephone, property tax, insurance and legal services, and copier equipment, which during fiscal 1998 aggregated $73,442.

     GPM, Inc. is also included in the Company's high deductible Workers' Compensation program. During fiscal 1998, GPM, Inc. reimbursed the Company for claims and/or losses under such Workers' Compensation program in the amount of $78,495.

     During fiscal 1998, the Company incurred business promotion charges in the amount of $87,233 at hotels owned by a company of Mr. Mitchell's in connection with the Galveston Mardi Gras celebration.

     The Company paid Mr. Mitchell rental reimbursements in the amount of $28,320 during fiscal 1998 for lodging expenses when he is out-of-town on Company-related business and for Company-related use of properties which he owns.

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

     M. Kent Mitchell, a director of the Company and a member of the Compensation Committee, has a 5% ownership interest in LifeForms. See "Certain Transactions" for a discussion of certain business transactions during fiscal 1998 between such company and the Company.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Exchange Act ("Section 16") requires that reports of beneficial ownership of Common Stock and changes in such ownership be filed with the Securities and Exchange Commission by the Company's directors and executive officers. The Company is required to conduct a review and to identify in its proxy statement each director or officer who failed to file any required reports under Section 16 on a timely basis. To the Company's knowledge, all Section 16 reporting requirements applicable to its other directors and executive officers were complied with for fiscal 1998.

          PROPOSAL 2 -- APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company proposes the appointment of Arthur Andersen LLP, independent public accountants, to audit the accounts of the Company for the fiscal year ending January 31, 1999. If the stockholders do not appoint Arthur Andersen LLP, the selection of independent public accountants will be made by the Board of Directors, and Arthur Andersen LLP may at that time be considered for such appointment.

     Arthur Andersen LLP has served as the Company's independent public accountants continuously since 1973. Representatives of Arthur Andersen LLP will be present at the Annual Meeting of Stockholders and shall be accorded the opportunity to make a statement if they so desire, and will also be available to respond to appropriate questions from stockholders.

                             STOCKHOLDER PROPOSALS

     To permit the Company and its stockholders to deal with stockholder proposals in an informed and orderly manner, the Bylaws establish an advance notice procedure with regard to the nomination (other than by or at the direction of the Board of Directors) of candidates for election to the Board of Directors and with regard to certain matters to be brought before an Annual Meeting of Stockholders. In general, written notice must be received by the Secretary of the Company not less than 20 days nor more than 60 days prior to the meeting and must contain certain specified information concerning the person to be nominated or the matters to be brought before the meeting as well as the stockholder submitting the proposal. A copy of the applicable Bylaw provisions may be obtained, without charge, upon written request to the Secretary of the Company at the address set forth on page 1 of this Proxy Statement.

     In order to be included in the proxy materials for the 1999 Annual Meeting, stockholder proposals must be received by the Company on or before January 20, 1999.

                                 OTHER MATTERS

     The Board of Directors does not intend to bring any matter before the Annual Meeting other than those mentioned above. However, if any other matters should be properly presented to the meeting for action by the stockholders or should otherwise come before the meeting, it is intended that the holders of the proxies with discretionary authority to vote on such other matters will vote thereon in their discretion.

                                            By Order of the Board of Directors,


                                            /s/ THOMAS P. BATTLE
                                            --------------------
                                            Thomas P. Battle
                                            Secretary

                      MITCHELL ENERGY & DEVELOPMENT CORP.

                                [MITCHELL LOGO]

                                     PROXY

                      MITCHELL ENERGY & DEVELOPMENT CORP.

                   PROXY SOLICITED BY BOARD OF DIRECTORS FOR
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 24, 1998

  The undersigned hereby appoints Bernard F. Clark and Thomas P. Battle, or either of them, as Proxies, with power of substitution, and authorizes them, or either of them, to represent the undersigned at the Annual Meeting of Stockholders of Mitchell Energy & Development Corp. to be held on June 24, 1998, or any adjournment thereof, and to vote as follows the number of shares which the undersigned would be entitled to vote if personally present.

  This Proxy will be voted in accordance with your instructions or, if no instructions are indicated, will be voted for the election of all nominees as directors, in favor of the appointment of Arthur Andersen LLP as the Company's independent public accountants, and in accordance with the discretion of the person voting it with respect to any other business properly before the meeting.

                (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
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    PLEASE MARK YOUR VOTES
[X] AS INDICATED
    IN THIS EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL NO. 1 AND "FOR" PROPOSAL NO. 2.

1. Election of Directors

     FOR all nominees                    WITHHOLD AUTHORITY
    listed (except as                     to vote for all
   indicated to the contrary)             nominees listed

         [  ]                                   [  ]

Nominees: Robert W. Baldwin, Bernard F. Clark, William D. Eberle, Shaker A. Khayatt, Ben F. Love, Walter A. Lubanko, George P. Mitchell, J. Todd Mitchell,
M. Kent Mitchell, Constantine S. Nicandros, W. D. Stevens and Raymond L.
Watson.

To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

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2. The appointment of Arthur Andersen LLP as the Company's Independent public accountants.

                FOR             AGAINST         ABSTAIN
                [ ]               [ ]             [ ]

3. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting.

I PLAN TO ATTEND MEETING.   [ ]


Signature(s)                                           Date
             -----------------------------------------      -------------

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



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